Exhibit 4.1

EXECUTION COPY

DANAHER CORPORATION

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

SUPPLEMENTAL INDENTURE

Floating Rate Senior Notes Due 2013

Dated as of June 23, 2011

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 23, 2011, is between DANAHER CORPORATION, a Delaware corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture dated as of December 11, 2007, between the Company and the Trustee (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities;

WHEREAS, Section 901 (7) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 201 or Section 301 of the Base Indenture;

WHEREAS, pursuant to Section 301 of the Base Indenture, the Company wishes to provide for the issuance of a new series of Securities to be known as its Floating Rate Senior Notes due 2013 (the “Notes”), the form and terms of such Notes and the terms, provisions and conditions thereof to be set forth as provided in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Definition Of Terms. For all purposes of this Supplemental Indenture:

(a) Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;

(b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) the following terms have the meanings given to them in this Section 1.02(e):

“Business Day” shall mean any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York; provided, that with respect to any Interest Payment Date, any Interest Determination Date and any Interest Reset Date, that day is also a London Business Day.

“Calculation Agent” shall mean The Bank of New York Mellon Trust Company, N.A., or its successor appointed as such by the Company.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person (other than the Company or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Company’s assets and the assets of its subsidiaries, taken as a whole, to one or more Persons (other than the Company or one of its subsidiaries); or (3) the first day on which a majority of the members of our Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly of indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Offer” shall have the meaning set forth in Section 3.02.

“Change of Control Payment” shall have the meaning set forth in Section 3.02.

“Change of Control Payment Date” shall have the meaning set forth in Section 3.02.

“Change of Control Triggering Event” shall mean the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Global Note” shall have the meaning set forth in Section 2.04.

“Index Maturity” shall mean three months.

“Initial Interest Period” shall have the meaning set forth in Section 2.05(c).

“Interest Determination Date” shall mean the second Business Day immediately preceding either (i) the original issue date of the Notes, in the case of the Initial Interest Period, or thereafter (ii) the applicable Interest Reset Date.

“Interest Payment Date” shall have the meaning set forth in Section 2.05(b).

“Interest Reset Date” shall have the meaning set forth in Section 2.05(c).

“Interest Reset Period” shall have the meaning set forth in Section 2.05(c).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P; and, the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by the Company.

“LIBOR Currency” shall mean U.S. dollars.

“London Business Day” shall mean any calendar day on which commercial banks are open for business (transacting dealings in U.S. dollars) in London.

“Maturity Date” shall have the meaning set forth in Section 2.02.

“Moody’s” shall mean Moody’s Investors Service Inc.

“Person” has the meaning set forth in the Base Indenture and includes a “person” or “group” as these terms are used in Section 13(d)(3) of the Exchange Act.

“Rating Agency” shall mean (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s or its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“Record Date” shall mean, with respect to any Interest Payment Date for the Notes, the fifteenth calendar day, whether or not a Business Day, of the month in which the Interest Payment Date falls.

“Reuters Page LIBOR01” shall have the meaning set forth in Section 2.05(c).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” means, with respect to any specified Person as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors or similar governing body of such Person.

The terms “Company,” “Trustee,” “Indenture,” “Base Indenture,” and “Notes” shall have the respective meanings set forth in the recitals to this Supplemental Indenture and the paragraph preceding such recitals.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01 Designation and Principal Amount. The Notes may be issued from time to time upon written order of the Company for the authentication and delivery of Notes pursuant to Section 303 of the Base Indenture. There is hereby authorized a series of Securities designated as the Floating Rate Senior Notes due 2013, limited in aggregate principal amount to U.S. $300,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Base Indenture).

Section 2.02 Maturity. The date upon which the Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is June 21, 2013 (the “Maturity Date”).

Section 2.03 Form, Payment and Appointment. Except as provided in Section 2.04, the Notes shall be issued in fully registered, certificated form. Principal of and interest on the Notes will be payable, the transfer of such Notes will be registrable, and such Notes will be exchangeable for Notes of a like aggregate principal amount, at the office or agency of the Company maintained for such purpose in Chicago, Illinois, which shall initially be the principal office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on a Special Mandatory Redemption Date or the Maturity Date).

No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of U.S. $2,000 and integral multiples of U.S. $1,000 in excess thereof.

The specified currency of the Notes shall be U.S. Dollars.

Section 2.04 Global Notes. The Notes shall be issued initially in the form of a permanent Global Security in registered form (a “Global Note”), deposited with The Depository Trust Company or such other Depositary as any officer of the Company may from time to time designate. Unless and until such Global Note is exchanged for Notes in certificated form, such Global Note may be transferred, in whole but not in part, and any payments on the Notes shall be made only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

Section 2.05 Interest. (a) Interest payable on any Interest Payment Date, the Maturity Date or, if applicable, the Special Mandatory Redemption Date, with respect to the Notes shall be the amount of interest accrued from, and including, the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of June 23, 2011, if no interest has previously been paid or duly provided for with respect to the Notes) to, but excluding, such Interest Payment Date, Maturity Date or, if applicable, Special Mandatory Redemption Date, as the case may be (each, an “Interest Period”).

(b) Interest on the Notes shall be payable quarterly in arrears on March 21, June 21, September 21 and December 21 of each year (each, an “Interest Payment Date”), commencing September 21, 2011, through the Maturity Date, to the Persons in whose names the relevant Notes are registered at the close of business on the Record Date for such Interest Payment Date, except as provided in Section 2.05(d).

(c) The amount of interest payable for any full or partial Interest Period will be computed on the basis of the actual number of days elapsed during such Interest Period divided by 360. In the event that any scheduled Interest Payment Date (other than the Maturity Date) for the Notes falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day which is a Business Day except that if such Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day.

(i) The interest rate on the Notes shall be reset quarterly on March 21, June 21, September 21 and December 21 of each year, commencing September 21, 2011 (each, an “Interest Reset Date”). The interest rate on the Notes for the period from and including the original issue date of the Notes to, but excluding, the initial Interest Reset Date (the “Initial Interest Period”) will be three-month LIBOR (as computed below), determined as of the Interest Determination Date prior to such original issue date, plus 0.25% per year. Thereafter, the Notes will bear interest at an annual rate equal to three-month LIBOR (as computed below) for the period from and including an Interest Reset Date to, but excluding, the immediately succeeding Interest Reset Date (each an “Interest Reset Period”), plus 0.25% per year. The final Interest Reset Period for the Notes will be the period from and including the Interest Reset Date immediately preceding the Maturity Date of the Notes to, but excluding, such Maturity Date.

(ii) If any Interest Reset Date for the Notes would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

(iii) Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(i) LIBOR will be determined on the basis of the offered rates for deposits in the LIBOR Currency having the Index Maturity, commencing on the original issue date of the Notes or the related Interest Reset Date, as applicable, immediately following such Interest Determination Date, which appears on Reuters page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of approximately 11:00 a.m., London time, on such Interest Determination Date; and

(ii) If LIBOR cannot be determined in accordance with the provisions of paragraph (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in New York City, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

(iv) All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

(v) Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a holder of the Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.

(vi) All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes shall be conclusive and binding on the holders of the Notes, the Trustee and the Company, absent manifest error.

(d) In the event that the Maturity Date or a Special Mandatory Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or Special Mandatory Redemption Date, as applicable). Interest due on the Maturity Date or a Special Mandatory Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Section 2.06 No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.

ARTICLE 3

REDEMPTION OF THE NOTES

Section 3.01 Special Mandatory Redemption. In the event that the Company does not consummate the Merger (as defined in the Agreement and Plan of Merger, dated as of February 6, 2011 (the “Merger Agreement”), among the Company, Djanet Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and Beckman Coulter, Inc.), on or prior to December 31, 2011, or the Merger Agreement is terminated at any time prior thereto, then the Company must redeem all of the Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from June 23, 2011 to, but excluding, the Special Mandatory Redemption Date.

The “Special Mandatory Redemption Date” means the earlier to occur of (1) January 31, 2012, if the Merger has not been completed on or prior to December 31, 2011, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Merger Agreement.

The Company will cause the notice of such Special Mandatory Redemption to be mailed, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering such Special Mandatory Redemption to each holder of Notes at its registered address. The Special Mandatory Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Special Mandatory Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Special Mandatory Redemption Price by 10:00 a.m., New York City time, on the date such Special Mandatory Redemption Price is to be paid.

If money sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date is deposited with the Trustee or Paying Agent on or before the Special Mandatory Redemption Date as provided herein, then on and after such Special Mandatory Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

Section 3.02 Change of Control Triggering Event. If a Change of Control Triggering Event occurs, unless the Company has redeemed the Notes as described in Section 3.01, holders of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of the consummation of any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will be required to mail a notice to holders of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Notes and described in such notice. The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering

Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.02 or the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of U.S. $2,000 or an integral multiple of U.S. $1,000 in excess thereof. The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

ARTICLE 4

FORM OF NOTES

Section 4.01 Form of Notes. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

ORIGINAL ISSUE OF NOTES

Section 5.01 Original Issue of Notes. Notes of this series having an initial aggregate principal amount of U.S. $300,000,000 may from time to time, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company pursuant to Section 303 of the Base Indenture without any further action by the Company (other than as required by the Base Indenture).

ARTICLE 6

PARTICULAR COVENANTS OF THE COMPANY

In addition to the covenants set forth in Article 10 of the Base Indenture, the Notes shall include the following additional covenants, and such additional covenants shall be subject to covenant defeasance pursuant to Section 1303 of the Base Indenture.

Section 6.01 Further Instruments and Acts. The Company shall execute and deliver to the Trustee such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01 Supplemental Indentures with Consent of Holders of Notes. As set forth in Section 902 of the Base Indenture, with the consent of the holders of a majority in the aggregate principal amount of Securities of each series affected by such supplemental indenture at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or this Supplemental Indenture or of modifying in any manner the rights of the holders of the Securities; provided, however that, in addition to clauses (1) through (3) of Section 902 of the Base Indenture, no such supplemental indenture shall modify the interest rate reset provisions of the Notes set forth in Section 2.05 hereof without the consent of the holder of each Outstanding Note affected thereby.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.02 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture .

Section 8.03 New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 8.04 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 8.05 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
	Name:	Daniel L. Comas
	Title:	Executive Vice President and Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Sharon McGrath
	Name:	Sharon McGrath
	Title:	Vice President

EXHIBIT A

[IF THIS NOTE IS TO BE A GLOBAL SECURITY, INSERT:]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DANAHER CORPORATION

Floating Rate Senior Note due 2013

No.	U.S. $

CUSIP: 235851 AJ1

Danaher Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) , for value received, hereby promises to pay to                     , or registered assigns, the principal sum set forth in the Schedule of Increases or Decreases in Note attached hereto on June 21, 2013, and to pay interest thereon quarterly in arrears on March 21, June 21, September 21 and December 21 of each year (each, an “Interest Payment Date”), commencing September 21, 2011, through the Maturity Date, except as provided herein and in the Indenture.

The amount of interest payable for any full or partial Interest Period will be computed on the basis of the actual number of days elapsed during such Interest Period divided by 360. In the event that any scheduled Interest Payment Date (other than the Maturity Date) for the Notes falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding day which is a Business Day except that if such Business Day is in the next succeeding calendar month, the Interest Payment Date shall be the immediately preceding Business Day.

In the event that the Maturity Date or a Special Mandatory Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or Special Mandatory Redemption Date, as applicable). Interest due on the Maturity Date or a Special Mandatory Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

The interest rate on the Notes shall be reset quarterly on March 21, June 21, September 21 and December 21 of each year, commencing September 21, 2011 (each, an “Interest Reset Date”). The interest rate on the Notes for the period from and including the original issue date hereof to, but excluding, the initial Interest Reset Date (the “Initial Interest Period”) will be three-month LIBOR (as computed below), determined as of the Interest Determination Date prior to such original issue date, plus 0.25% per year. Thereafter, the Notes will bear interest at an annual rate equal to three-month LIBOR (as computed below) for the period from and including an Interest Reset Date to, but excluding, the immediately succeeding Interest Reset Date (each an “Interest Reset Period”), plus 0.25% per year. The final Interest Reset Period for the Notes will be the period from and including the Interest Reset Date immediately preceding the Maturity Date of the Notes to, but excluding, such Maturity Date.

If any Interest Reset Date for the Notes would otherwise be a day that is not a Business Day, the Interest Reset Date will be postponed to the next succeeding day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding Business Day.

Three-month LIBOR will be determined by the Calculation Agent as of the applicable Interest Determination Date in accordance with the following provisions:

(i) LIBOR will be determined on the basis of the offered rates for deposits in the LIBOR Currency having the Index Maturity, commencing on the original issue date of the Notes or the related Interest Reset Date, as applicable, immediately following such Interest Determination Date, which appears on Reuters page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) as of approximately 11:00 a.m., London time, on such Interest Determination Date; and

(ii) If LIBOR cannot be determined in accordance with the provisions of paragraph (i) above, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent to provide the Calculation Agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity, commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean calculated by the Calculation Agent of the rates quoted at approximately 11:00 A.M., in New York City, on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such Interest Determination Date shall be LIBOR in effect on such Interest Determination Date.

All percentages resulting from any calculation of any interest rate for the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward and all dollar amounts will be rounded to the nearest cent, with one-half cent being rounded upward.

Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the interest rate for the new Interest Reset Period. Upon request of a holder of the Notes, the Calculation Agent will provide to such holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Reset Period.

All calculations made by the Calculation Agent for the purposes of calculating interest on the Notes shall be conclusive and binding on the holders of the Notes, the Trustee and the Company, absent manifest error.

In the event that the Maturity Date or a Special Mandatory Redemption Date for any Note falls on a day that is not a Business Day, then the related payments of principal, premium, if any, and interest may be made on the next succeeding day that is a Business Day (and no additional interest will accumulate on the amount payable for the period from and after the Maturity Date or Special Mandatory Redemption Date, as applicable). Interest due on the Maturity Date or a Special Mandatory Redemption Date (in each case, whether or not an Interest Payment Date) of any Notes will be paid to the Person to whom principal of such Notes is payable.

Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the Person entitled thereto as specified in the Security Register.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

DANAHER CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Officer

REVERSE OF NOTE

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued and to be issued in one or more series under a Base Indenture, dated as of December 11, 2007 (herein called the “Base Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and, The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), as amended and supplemented by the Supplemental Indenture, dated as of June 23, 2011 (herein called the “Supplemental Indenture”, which term shall have the meaning assigned to it in such instrument, and together with the Base Indenture, herein called the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be authenticated and delivered. This Note is one of the series designated on the face hereof initially limited in aggregate principal amount to $300,000,000. The Notes are unsecured general obligations of the Company.

In the event that the Company does not consummate the Merger (as defined in the Agreement and Plan of Merger, dated as of February 6, 2011 (the “Merger Agreement”), among the Company, Djanet Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of the Company, and Beckman Coulter, Inc.), on or prior to December 31, 2011, or the Merger Agreement is terminated at any time prior thereto, then the Company must redeem all of the Notes on the Special Mandatory Redemption Date (as defined below) at a redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of the Notes outstanding, plus accrued and unpaid interest from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from June 23, 2011 to, but excluding, the Special Mandatory Redemption Date.

The “Special Mandatory Redemption Date” means the earlier to occur of (1) January 31, 2012, if the Merger has not been completed on or prior to December 31, 2011, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Merger Agreement.

The Company will cause the notice of such Special Mandatory Redemption to be mailed, with a copy to the Trustee, within five Business Days after the occurrence of the event triggering such Special Mandatory Redemption to each holder of Notes at its registered address. The Special Mandatory Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Special Mandatory Redemption Date or at such later time as is then permitted by the rules of the Depositary for the Notes (if then registered as a Global Note); provided, that the Company shall deposit with the Trustee an amount sufficient to pay the Special Mandatory Redemption Price by 10:00 a.m., New York City time, on the date such Special Mandatory Redemption Price is to be paid.

If money sufficient to pay the Special Mandatory Redemption Price of all of the Notes to be redeemed on the Special Mandatory Redemption Date is deposited with the Trustee or Paying Agent on or before the Special Mandatory Redemption Date as provided herein and in the Indenture, then on and after such Special Mandatory Redemption Date, interest will cease to accrue on such Notes (or such portion thereof) called for redemption.

Except as set forth in the preceding paragraphs and in Article 3 of the Supplemental Indenture, the Company may not redeem the Notes of this series at its option prior to the Maturity Date.

If a Change of Control Triggering Event occurs, unless the Company has redeemed the Notes as described in Section 3.01 of the Supplemental Indenture, holders of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, or, at the Company’s option, prior to the date of the consummation of any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will be required to mail a notice to holders of the Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The notice shall, if mailed prior to the date of the consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance and discharge and for defeasance at any time of certain restrictive covenants and Events of Default with respect to this Note upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Notes of this Series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is U.S. $300,000,000. The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized officer or Trustee